FORM 10f 3

THE BLACKROCK FUNDS

Record of Securities
 Purchased
Under the Trust s
Rule 10f 3 Procedures

1 	Name of Purchasing
 Portfolio   The BlackRock
 Pennsylvania Strategic Municipal
Trust  BPS   BlackRock
Pennsylvania Municipal
Bond Fund  BR PAMUNI
BlackRock MuniYield
Pennsylvania Quality Fund  MPA
2 	Issuer
Pennsylvania Higher
Educational Facilities Authority

3 	Date of Purchase
   02 18 11
4 	Underwriter from
whom purchased   Merrill
Lynch  Pierce  Fenner   Smith
	Incorporated
5 	Name of Affiliated
Underwriter  as defined in
the Trust s procedures  managing
or participating in syndicate
 PNC Capital Markets LLC

a 	List Members of
Underwriting Syndicate
Merrill Lynch  Pierce  Fenner
Smith Incorporated  J P
Morgan Securities LLC
PNC Capital Markets LLC
Bank of New York Mellon
Capital Markets  Loop
Capital Markets  Morgan
Stanley   Co  Incorporated
  Ramirez   Co   Inc

6  	Aggregate principal
 amount purchased  out of
total offering   if an equity
offering  list aggregate
number of shares purchased
  out of total number of shares
offered     BPS   200 000
out of  150 000 000
BR PAMUNI   2 300 000 out
of  150 000 000   MPA
1 000 000 out of  150 000 000

7  	Aggregate principal
amount purchased by funds
advised by BlackRock and any
purchases by other accounts
with respect to which
BlackRock has investment
discretion  out of the total
offering   if an equity
offering  list aggregate number
of shares purchased  out
of total number of shares offered
  3 500 000 out of
 150 000 000

8  	Purchase price
net of fees and expenses
   98 233
9  	Date offering commenced
 if different from Date of Purchase
10 	Offering price at end
of first day on which any sales
 were made
11  	Have the following

conditions been satisfied
Yes	No
a 	The securities are part
 of an issue registered under
      the Securities Act of 1933
 as amended  which
      is being offered to the
 public  or are Eligible Municipal
		Securities  or
are securities sold in an
Eligible Foreign
      Offering or are securities
 sold in an Eligible Rule 144A
		Offering or part
of an issue of government
      securities 						 X

	b 	The securities
were purchased prior to the
		end of the first
day on which any sales
		were made  at a
price that was not more
		than the price
paid by each other
		purchaser of
securities in that offering
		or in any concurrent
 offering of the
		securities  except
 in the case of an
		Eligible
Foreign Offering
  for any rights
		to purchase required
by laws to be granted
		to existing security
holders of the
		Issuer  or  if a
rights offering  the
		securities were
purchased on or before the
		fourth day preceding
 the day on which the
		rights offering
terminated
X

	c 	The underwriting
was a firm commitment
		underwriting
 X

	d 	The commission
spread or profit was
		reasonable and fair
 in relation to that
		being received by
others for underwriting
		similar securities
during the same period
X

	e 	In respect of any
securities other than
		Eligible Municipal
Securities  the issuer
		of such securities
 has been in continuous
		operation for not
less than three years
		 including the
operations of predecessors
 X

f 	Has the affiliated
nderwriter confirmed
      that it will not receiv
 any direct or indirect
      benefit as a result
of BlackRock s participation
      in the offering
 X




Completed By
Odette Rajwan
Date
 03 03 11

Reviewed By
Janine Bianchino
Date
03 22 2011



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